Exhibit 99.1

Healthcare Industry Leader, Dr. Jonathan C. Javitt, Joins BrainStorm Cell Therapeutics Board of Directors

Former White House Advisor and Johns Hopkins Professor
Most Recent Addition to World Class Team

NEW YORK & PETACH TIKVAH, Israel - August 27, 2007 - BrainStorm Cell Therapeutics Inc. (OTCBB:  BCLI), a leading developer of adult stem cell technologies and therapeutics, today announced the election of Jonathan C. Javitt, M.D., M.P.H. to its Board of Directors.  The addition of Dr. Javitt to Brainstorm’s team demonstrates the company’s significant strides in its research as it begins the crucial clinical phases of its research; at the same time the company is ramping up for its FDA approval process as indicated through the addition of key advisors with substantial FDA experiences.

"Serving on the BrainStorm board is an opportunity for me to help advance the potential of autologous, adult-stem cell-derived therapies to improve the lives of patients with neurodegenerative diseases," Dr. Javitt said. "BrainStorm is an innovative enterprise with world-class scientists who have already achieved remarkable preclinical results."

"We are very excited to have Dr. Javitt join our Board of Directors.  He will, with G-d's help, provide substantial insight to BrainStorm by leveraging his experience and visionary leadership," commented Chaim Lebovits, President of BrainStorm.  "BrainStorm is fortunate to attract this talented and experienced healthcare leader to its Board of Directors.  Recently, Dr. Javitt was instrumental in guiding the first pharmaceutical therapy for macular degeneration through the regulatory process in record time.  His innovative guidance will be invaluable to Brainstorm’s management as we move into the clinical phase of our endeavors.”

Dr. Javitt is a physician with a background in information technology, health economics, and public health, who serves as a Senior Fellow of the Potomac Institute for Policy Studies, in addition to serving as Chairman and CEO of Health Directions, LLC, an investment and consulting group that focuses on healthcare information technology and biotechnology. Dr. Javitt has been a founder of health information technology companies that have become part of Siemens, Inc.(NYSE:SI), United Health Group, Inc., and Aetna, Inc.(NYSE:AET) Currently, he serves as Managing Director for Health Care and Life Sciences of BTI, Inc. and is a Director of Flexscan, Inc. (Nasdaq:  FXSC).  Dr. Javitt continues to serve as a Professor of Ophthalmology (adj.) at the Johns Hopkins University.

Dr. Javitt was appointed by President Bush on May 8, 2003 to the President's Information Technology Advisory Committee (PITAC), where he chaired the Health Subcommittee. Their report, Revolutionizing Health Care through Information Technology has served as a blueprint for concerted Executive and Legislative Branch focus on computerizing the nation’s healthcare infrastructure. Dr. Javitt was subsequently appointed as an at-large delegate to the 2006 White House Conference on Aging.

Dr. Javitt joined the faculty of Johns Hopkins in 1988 as the first ophthalmologist to be granted a Physician Scientist Award by the National Eye Institute of the National Institutes of Health. He joined the faculty of Georgetown University in 1990, where he directed and participated in more than $20 million of federally-funded research focused on outcomes of, and delivery of, health care including diseases of the eye, diabetes, and breast cancer. He is the author of more than 200 publications related to health care delivery and holds two U.S. patents. He authored the first book on computers in medicine and has published more than 200 scientific works in the New England Journal of Medicine, the Journal of the American Medical Association, and numerous other peer-reviewed publications.

Dr. Javitt served as a member of the White House Health Reform Task Force. He has been an expert consultant to the World Bank, the National Institutes of Health, the Health Care Financing Administration, Department of Veterans Affairs, and the ministries of health of United Kingdom, Sweden, Australia, Japan, and the Netherlands. He has been an active consultant in pharmacoeconomics and pharmaceutical development and has completed product development projects for Alcon, Allergan, American Home Products, Chiron, OSI/Eyetech, Lilly, Merck, Pharmacia and Pfizer.

In addition, Michael Greenfield announced that he is resigning from the BrainStorm Board of Directors, effective upon Dr. Javitt’s election, in order to pursue other opportunities.  “Mike has been a great contributor to BrainStorm and its Board of Directors.  The BrainStorm Board and management team thank Mike for his work with the Company and we wish him great success with his future endeavors,” said Mr. Lebovits.

Since July 1, 2007, BrainStorm has made significant progress and improvement to its financial condition and its scientific leadership team, including:

·	The appointment of Chaim Lebovits as its President

·	The election of Moshe Lion to its Board of Directors

·	Obtaining an equity financing commitment for up to $5 million, $1.25 million of which has already been funded

·	Winning a grant from Israel's prestigious Chief Scientist Office

·	The creation of a world-class Advisory Board, which is expected to grow with additional talented leaders in the financial and healthcare industries

·	Resolving and restructuring payment and debt obligations that eliminate some significant risks BrainStorm was facing

·	The engagement of Dr. Andra E. Miller as its FDA consultant

About BrainStorm Cell Therapeutics Inc.

BrainStorm Cell Therapeutics Inc. is an emerging company developing adult stem cell therapeutic products, derived from autologous (self) bone marrow cells, for the treatment of neurodegenerative diseases. The NurOwn(TM) patent pending technology is based on discoveries made by the scientific team led by prominent neurologist Professor Eldad Melamed, Head of Neurology at Rabin Medical Center, and expert cell biologist Dr. Daniel Offen, Head of the Neuroscience Laboratory at the Felsenstein Medical Research Center of Tel-Aviv University. The technology allows for the differentiation of bone marrow-derived stem cells into functional neurons and astrocytes, as demonstrated in animal models. The Company holds rights to develop and commercialize the technology through an exclusive, worldwide licensing agreement with Ramot at Tel Aviv University Ltd., the technology transfer company of Tel-Aviv University. The Company's initial focus is on Parkinson's disease, although its technology has promise for treating several others diseases including MS, ALS, Huntington's disease and stroke.

Safe Harbor Statement

Statements in this announcement other than historical data and information constitute "forward-looking statements" and involve risks and uncertainties that could cause BrainStorm Cell Therapeutics Inc.'s actual results to differ materially from those stated or implied by such forward-looking statements, including BrainStorm's ability to complete its equity financing transactions previously disclosed,. The potential risks and uncertainties include, among others, risks associated with BrainStorm Cell Therapeutics Inc.'s limited operating history, history of losses and expectation to incur losses for the foreseeable future; dependence on its license to Ramot's technology; ability, together with its licensor, to adequately protect the NurOwn(tm) technology; dependence on key executives and on its scientific consultants; ability to identify, negotiate and successfully implement strategic partnering relationships; ability to complete clinical trials successfully and to obtain required regulatory approvals; competition with companies, some of which have greater resources and experience in developing and obtaining regulatory approval for treatments in BrainStorm Cell Therapeutics Inc.'s market; the limited public trading market for BrainStorm Cell Therapeutics Inc.'s stock which may never develop into an active market; and other factors detailed in BrainStorm Cell Therapeutics Inc.'s annual report on Form 10-KSB, quarterly reports on  Form 10-QSB, current reports on Form 8-K and other filings with the Securities and Exchange Commission available at http://www.sec.gov/ or by request to the Company. The Company does not undertake any obligation to update forward-looking statements made by us.

Contact:
For Brainstorm Cell Therapeutics Inc.
Alison Crisci, 212-584-4305
acrisci@5wpr.com